                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Commission File No. 1-09225

                              H.B. Fuller Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

[H.B. FULLER LOGO]

  Office: 1200 Willow Lake Boulevard
  St. Paul, Minnesota 55110-5101
  Mail: P.O. Box 64683
  St. Paul, Minnesota 55164-0683
  Phone: (651) 236-5150

Dear Shareholder:

  I am pleased to invite you to the H.B. Fuller Company 2002 Annual Meeting of Shareholders to be held beginning at 2:00 p.m. on Thursday, April 18, 2002, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota.

  The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. I will also report on the current activities of H.B. Fuller, and there will be an opportunity to discuss matters of interest to you as a shareholder.

  Your vote is important. Please sign and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card.

  Thank you for your continuing support of the Company.

                                          Sincerely,

                                          /s/ Albert P.L. Stroucken

                                          ALBERT P.L. STROUCKEN
                                          Chairman of the Board, President and
                                          Chief Executive Officer

March 8, 2002

                               Table of Contents

Directions to the Science Museum of Minnesota..................................
Notice of Annual Meeting of Shareholders.......................................
Proxy Statement................................................................   1
  Questions and Answers About the Annual Meeting and Voting....................   1
    What is the purpose of the meeting?........................................   1
    How does the Board recommend that I vote?..................................   1
    Who is entitled to vote at the meeting?....................................   1
    What are the voting rights of the holders of Common Stock and
     Series A Preferred Stock?.................................................   1
    How many shares must be present to hold the meeting?.......................   2
    What is the difference between a shareholder of record and
     a "street name" holder?...................................................   2
    How do I vote my shares?...................................................   2
    What does it mean if I receive more than one proxy card?...................   3
    Can I vote my shares in person at the meeting?.............................   3
    What vote is required for the election of directors or for the proposals
     to be approved?...........................................................   3
    How are votes counted?.....................................................   3
    What if I do not specify how I want my shares voted?.......................   3
    Can I change my vote?......................................................   4
    Who pays for the cost of proxy preparation and solicitation?...............   4
  Security Ownership of Certain Beneficial Owners and Management...............   4
  Section 16(a) Beneficial Ownership Reporting Compliance......................   7
  Proposal 1--Election of Directors............................................   7
    Nominees...................................................................   8
    Continuing Directors.......................................................   9
    Board Meetings and Committees..............................................  12
    Compensation of Directors..................................................  14
  Proposal 2--Ratification of Appointment of Auditors..........................  16
    Audit Committee Report and Payment of Fees to Auditors.....................  16
    Proposal...................................................................  17
  Proposal 3--Redemption of Series A Preferred Stock...........................  17
  Other Matters................................................................  19
  Executive Compensation.......................................................  20
  Total Shareholder Return Graphs..............................................  32
  Shareholder Proposals for the 2003 Annual Meeting............................  33

                 Directions to the Science Museum of Minnesota
                           120 West Kellogg Boulevard
                              St. Paul, Minnesota




East on I-94: If you are going east on I-94, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

North on I-35E: If you are northbound on I-35E, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

West on I-94: If you are going west on I-94, take the 12th Street exit and follow to Jackson Street. Turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

South on I-35E: If you are going southbound on I-35E, take the 10th Street exit to Jackson Street, turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

                              H.B. FULLER COMPANY
                           1200 Willow Lake Boulevard
                                 P.O. Box 64683
                         St. Paul, Minnesota 55164-0683
                                 (651) 236-5150

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:           Thursday, April 18, 2002, at 2:00 p.m. Central
                         Daylight Time

Place:                   Science Museum of Minnesota 120 West Kellogg
                         Boulevard St. Paul, Minnesota

Items of Business:       1. The election of three directors for a three-year
                         term.

                         2.  The approval of the appointment of
                             PricewaterhouseCoopers LLP as H.B. Fuller's independent auditors for the fiscal year ending November 30, 2002.

                         3. The approval of the redemption of all the outstanding shares of Series A Preferred Stock.

                         4.  Any other business that may properly be
                             considered at the meeting or any adjournment thereof.

Record Date:             You may vote at the meeting if you were a shareholder
                         of record at the close of business on February 21, 2002.

Voting by Proxy:         Whether or not you plan to attend the meeting in
                         person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy card is mailed in the United
                         States. As an alternative to completing the proxy card, you may enter your voting instructions by telephone at 1-800-240-6326 or via the Internet at www.eproxy.com/full.

Annual Report:           H.B. Fuller's 2001 Annual Report on Form 10-K, which
                         is not part of the proxy soliciting material, is enclosed.

                                          By Order of the Board of Directors

                                          /s/ Richard C. Baker
                                          Richard C. Baker
                                          Vice President, General Counsel and
                                          Corporate Secretary

March 8, 2002

                              H.B. FULLER COMPANY
                           1200 Willow Lake Boulevard
                                 P.O. Box 64683
                         St. Paul, Minnesota 55164-0683
                                 (651) 236-5150

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2002

    The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 18, 2002, and at any adjournment of the meeting. We mailed this Proxy Statement and the enclosed form of proxy on March 8, 2002.

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

    At our annual meeting, shareholders will elect three directors, consider approval of the appointment of our independent auditors, consider a proposal to redeem all the outstanding shares of Series A Preferred Stock and consider any other business that may properly be presented to the meeting. Also, management will report on H.B. Fuller's performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

    The Board of Directors recommends a vote:

  . FOR all of the nominees for director;

  . FOR the approval of the appointment of PricewaterhouseCoopers LLP as H.B. Fuller's independent auditors for the fiscal year ending November 30, 2002; and

  . FOR the approval of the redemption of all outstanding shares of Series A Preferred Stock.

Who is entitled to vote at the meeting?

    The Board has set February 21, 2002, as the record date for the meeting. If you were a shareholder of record at the close of business on February 21, 2002, you are entitled to vote at the meeting.

    As of the record date,               shares of Common Stock and 45,900
shares of Series A Preferred Stock were outstanding and eligible to vote.

What are the voting rights of the holders of Common Stock and Series A Preferred Stock?

    Holders of Common Stock and Series A Preferred Stock vote together on the election of directors and on all other matters submitted for approval to the shareholders at the meeting.

    Holders of Common Stock are entitled to one vote per share. The holder of the Series A Preferred Stock is entitled to 80 votes per share. Thus, a total
of          votes are entitled to be cast at the meeting.

    There is no cumulative voting.

How many shares must be present to hold the meeting?

    Shares equal to at least a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock combined, as of the record date on February 21, 2002, must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  .   you are present and vote in person at the meeting; or

  . you have properly submitted a proxy or voted by telephone or via the Internet.

What is the difference between a shareholder of record and a "street name" holder?

    If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

    If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in "street name."

How do I vote my shares?

    If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

  .   over the telephone by calling 1-800-240-6326;

  .   electronically, using the Internet at www.eproxy.com/full; or

  .   by mailing in the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using the paper proxy enclosed with this proxy statement, please return your signed proxy to us before the meeting.

    If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee. Accordingly, your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

What does it mean if I receive more than one proxy card?

    It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or via the Internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

    Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

    If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote such shares at the meeting.

What vote is required for the election of directors or for the proposals to be approved?

    The affirmative vote of a majority of the combined voting power of the Common Stock and Series A Preferred Stock represented and entitled to vote at the meeting is required for the election of each director and for the approval of the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the combined voting power of the Common Stock and the Series A Preferred Stock outstanding as of the record date is required to redeem all the outstanding shares of Series A Preferred Stock.

How are votes counted?

    You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals.

    If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

    If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals. If you WITHHOLD authority to vote for one or more of the directors, this has the same effect as a vote against the directors.

    If you hold your shares in "street name" and do not provide voting instructions to your broker, your shares may not be voted. In this situation, a "broker non-vote" may occur. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered as entitled to vote on the proposal in question. This effectively reduces the number of shares needed to elect a director or ratify the appointment of PricewaterhouseCoopers LLP.

What if I do not specify how I want my shares voted?

    If you do not specify on your returned proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

  .   FOR all of the nominees for director;

  . FOR the approval of the appointment of PricewaterhouseCoopers LLP as H.B. Fuller's independent auditors for the 2002 fiscal year; and

  .   FOR the redemption of all outstanding shares of Series A Preferred
      Stock.

Can I change my vote?

    Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

  . by sending a written notice of revocation to Richard C. Baker, Vice President, General Counsel and Corporate Secretary of the Company;

  . by submitting another properly signed proxy card at a later date to Mr. Baker;

  . by submitting another proxy by telephone or via the Internet at a later date; or

  .   by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

    The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for the meeting for a fee of approximately $6,000 plus associated costs and expenses.

    We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by directors, officers and regular employees of the Company. These individuals will receive no additional compensation (other than their regular salaries) for these services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows how much H.B. Fuller Common Stock each director, nominee, and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 31, 2002 (unless otherwise noted). The table also shows the beneficial ownership of H.B. Fuller Common Stock by all directors and executive officers of H.B. Fuller as a group. In addition to the shares listed in this table, certain directors hold phantom stock units that will be paid out in shares of H.B. Fuller Common Stock. These units are subject to the same economic risk as a direct investment in H.B. Fuller Common Stock. As of January 31, 2002, in addition to the amounts shown below, the directors, as a group, held phantom stock units representing 96,796 shares of H.B. Fuller Common Stock.

    To the best of H.B. Fuller's knowledge, no shareholder, director or officer beneficially owned more than 5% of H.B. Fuller's Common Stock as of January 31, 2002.

    Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                  Amount and       Percent of
                                                  Nature of          Common
                                                  Beneficial          Stock
Name of Beneficial Owner                          Ownership        Outstanding
------------------------                          ----------       -----------
Norbert R. Berg..................................     5,982(1)(2)
Edward L. Bronstien, Jr..........................    19,383(1)(2)
Freeman A. Ford..................................     9,539(1)(2)
Gail D. Fosler...................................     7,809(1)(2)
Reatha Clark King................................    11,759(1)(2)
Knut Kleedehn....................................     2,817(1)
J. Michael Losh..................................     4,817(1)
John J. Mauriel, Jr..............................    21,539(1)(2)
Lee R. Mitau.....................................    12,817(1)(2)
R. William Van Sant..............................     2,825(1)
Albert P.L. Stroucken............................   381,867(3)
Raymond A. Tucker................................    88,835(4)
Alan R. Longstreet...............................    45,757(5)
Linda J. Welty...................................    78,662(6)
Peter M. Koxholt.................................    48,946(7)
All directors and executive officers as a group
 (24 people)..................................... 1,128,568(8)

--------
*   Indicates less than 1%.

(1) Includes the following shares of Common Stock that were awarded under the 1998 Directors' Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Norbert R. Berg.........  4,539
Freeman A. Ford.........  4,539
Reatha Clark King.......  4,539
J. Michael Losh.........  2,817
Lee R. Mitau............ 11,817

Edward L. Bronstien, Jr...  4,539
Gail D. Fosler............  4,539
Knut Kleedehn.............  2,817
John J. Mauriel, Jr.......  4,539
R. William Van Sant.......  2,825

(2) Excludes Common Stock units credited to the accounts of directors who participate in the Directors' Deferred Compensation Plan, described under the heading "Compensation of Directors." These Common Stock units are not entitled to vote at the meeting. The number of units credited to each director participating in this plan is as follows:

Norbert R. Berg......... 26,365
Freeman A. Ford.........    595
Reatha Clark King....... 11,433
Lee R. Mitau............  8,798

Edward L. Bronstien, Jr...  19,618
Gail D. Fosler............   1,583
John J. Mauriel, Jr.......  28,404

(3) Includes 21,437 shares of restricted Common Stock subject to forfeiture, 888 shares held in trust under H.B. Fuller's Thrift Plan (a 401(k) plan), and 103,918 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 22,208 Common Stock units credited to Mr. Stroucken's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the "Executive Compensation" section of this proxy statement. These units are not entitled to vote at the meeting.

(4) Includes 314 shares held in trust under H.B. Fuller's Thrift Plan and 24,661 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 2,908 Common Stock units credited to Mr. Tucker's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These units are not entitled to vote at the meeting.

(5) Includes 10,195 shares of restricted Common Stock subject to forfeiture, 7,104 shares held in trust under H. B. Fuller's Thrift Plan, and 28,458 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 9,737 restricted stock units which are subject to forfeiture, and 902 Common Stock units credited to Mr. Longstreet's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

(6) Includes 2,122 shares of restricted Common Stock subject to forfeiture, 642 shares held in trust under H.B. Fuller's Thrift Plan, and 23,498 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 2,887 Common Stock units credited to Ms. Welty's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These units are not entitled to vote at the meeting.

(7) Includes 16,208 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 2,101 restricted stock units which are subject to forfeiture and are not entitled to vote at the meeting.

(8) Includes 47,510 shares of stock that were awarded under the 1998 Directors' Stock Incentive Plan, 91,281 shares of restricted Common Stock subject to forfeiture, 40,207 shares held in trust under H.B. Fuller's Thrift Plan, and 314,145 shares that could be issued pursuant to stock
     options which are currently exercisable. Excludes       restricted stock
     units which are subject to forfeiture, and      Common Stock units
     credited to the directors and executive officers as a group under the Directors' Deferred Compensation Plan and the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

    Elmer L. Andersen, 1483 Bussard Court, Arden Hills, Minnesota 55112, owns 45,900 shares of Series A Preferred Stock, representing 100% of this class. Each share of Series A Preferred Stock is entitled to 80 votes at the meeting. Based on the Series A Preferred Stock and shares of Common Stock beneficially
owned by Mr. Andersen, he controls    % of the voting power of H.B. Fuller.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires H.B. Fuller's directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller's securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish H.B. Fuller with copies of these reports. Based solely on a review of these reports and written representations from the executive officers and directors, we believe that the executive officers and directors complied with all Section 16(a) filing requirements for fiscal year 2001, except that Stephen Large filed one late report.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors is currently composed of 11 directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class III directors, consisting of Edward L. Bronstien, Jr., J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the meeting.

    At the meeting, three persons are to be elected as Class III directors to hold a three-year term of office from the date of their election until the 2005 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class III directors are J. Michael Losh, Lee R. Mitau and R. William Van Sant, all of whom are currently directors.

    After 30 years of dedicated service, Mr. Bronstien will retire from the Board and not stand for reelection.

    Following the meeting, the Board will be composed of ten directors. Each of the nominees has agreed to serve as a director if elected.

    The term of office for Class I directors, consisting of Gail D. Fosler, Reatha Clark King, and Albert P.L. Stroucken, will expire at the 2003 Annual Meeting. The term of office for Class II directors, consisting of Norbert R. Berg, Freeman A. Ford, Knut Kleedehn and John J. Mauriel, Jr., will expire at the 2004 Annual Meeting.

    We will vote your shares as you specify when providing your proxy. You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you submit your proxy without voting instructions, we will vote your shares FOR the election of the three nominees. If, for any reason, any nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class III directors.

    The election of each director requires an affirmative vote of a majority of the combined voting power of the Common Stock and the Series A Preferred Stock represented and entitled to vote at the meeting.

    The Board of Directors recommends a vote FOR election of each of the nominees.

    The nominees and directors provided the following information about themselves as of January 1, 2002.

Nominees

Class III (Term Ending in 2005)

--------------------------------------------------------------------------------
J. Michael Losh

Age:                     55

Director Since:          2001

Principal Occupation:    Chairman of Metaldyne Corporation, a global designer
                         and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth,
                         Michigan.

Business Experience:     Mr. Losh began with General Motors Corporation in
                         1964. He served in a variety of operating and financial posts in the U.S., Mexico and Brazil, including general manager of both the Pontiac and Oldsmobile divisions. From 1994 to 2000, Mr. Losh was
                         Chief Financial Officer of General Motors.

Other Directorships:     Cardinal Health, Inc.; Metaldyne Corporation

--------------------------------------------------------------------------------
Lee R. Mitau

Age:                     53

Director Since:          1996

Principal Occupation:    Executive Vice President and General Counsel, U.S.
                         Bancorp, a bank holding company headquartered in Minneapolis, Minnesota.

Business Experience:     Mr. Mitau has been Executive Vice President of U.S.
                         Bancorp since 1995. He was a partner in the Corporate
                         Department of the law firm of Dorsey & Whitney LLP from 1983 to 1995. Mr. Mitau was Secretary of H.B.
                         Fuller from 1990 to 1995.

Other Directorships:     Graco, Inc.

--------------------------------------------------------------------------------
R. William Van Sant

Age:                     63

Director Since:          2001

Principal Occupation:    Operating Partner at Norwest Equity Partners, a
                         venture capital firm headquartered in Minneapolis, Minnesota.

Business Experience:     Mr. Van Sant was Chairman, Director and Chief
                         Executive Officer of Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March, 2001. He was Chairman,
                         Director and Chief Executive Officer of Lukens, Inc., a specialty steel producer from 1991 to 1998.

Other Directorships:     Philip Services Corporation; Amcast Industrial
                         Corporation

Continuing Directors

Class I (Term Ending in 2003)

--------------------------------------------------------------------------------
Gail D. Fosler

Age:                     54

Director Since:          1992

Principal Occupation:    Senior Vice President and Chief Economist, The
                         Conference Board, a non-profit, business sponsored research and membership organization in New York, New
                         York.

Business Experience:     Since 1998, Ms. Fosler has been Senior Vice President
                         and Chief Economist of The Conference Board. From
                         1989 to 1997, she was Vice President, Chief Economist and Executive Director of The Conference Board. Ms.
                         Fosler is also a director of the National Bureau of Economic Research.

Other Directorships:     Unisys Corporation; DBS Holdings (Singapore);
                         Baxter International Inc.

--------------------------------------------------------------------------------
Reatha Clark King

Age:                     63

Director Since:          1978

Principal Occupation:    President and Executive Director of the General Mills
                         Foundation and Vice President of General Mills, Inc.
                         a diversified food company headquartered in Minneapolis, Minnesota.

Business Experience:     Dr. King has been President and Executive Director of
                         the General Mills Foundation and Vice President of
                         General Mills since 1988. She served as President of
                         Metropolitan State University, St. Paul, Minnesota, from 1977 to 1988. Dr. King is also a trustee of the H.B. Fuller Company Foundation.

Other Directorships:     Wells Fargo & Company; Exxon Mobil Corporation;
                         Minnesota Mutual Companies, Inc.

--------------------------------------------------------------------------------
Albert P.L. Stroucken

Age:                     54

Director Since:          1998

Principal Occupation:    Chairman of the Board, President and Chief Executive
                         Officer, H.B. Fuller Company

Business Experience:     Mr. Stroucken was elected Chairman of the Board in
                         October, 1999. He has been President and Chief
                         Executive Officer of H.B. Fuller since April, 1998.
                         He was General Manager, Inorganics Division of Bayer
                         AG from 1997 to 1998. Prior to that he was Executive
                         Vice President and President of Industrial Chemicals
                         Division, Bayer Corporation from 1992 to 1997.

Class II (Term Ending in 2004)

--------------------------------------------------------------------------------
Norbert R. Berg

Age:                     69

Director Since:          1976

Principal Occupation:    President of Boyer Creek Ranch located in Barronett,
                         Wisconsin.

Business Experience:     Mr. Berg was Deputy Chairman of the Board of Control
                         Data Corporation, a computer manufacturing and data services company headquartered in Minneapolis,
                         Minnesota, from 1980 to 1988. He was a director of First Trust National Association from 1970 to 1996 and a director of Control Data Corporation from 1977 to 1990.

--------------------------------------------------------------------------------
Freeman A. Ford
Age:                     60

Director Since:          1975

Principal Occupation:    Chairman and Chief Executive Officer, Fafco, Inc.
                         Chico, California, a manufacturer of energy conservation equipment.

Business Experience:     Mr. Ford has been Chairman and Chief Executive
                         Officer of Fafco, Inc., since 1972.

--------------------------------------------------------------------------------
John J. Mauriel, Jr.

Age:                     69

Director Since:          1968

Principal Occupation:    Faculty Member, The Carlson School of Management,
                         University of Minnesota, Minneapolis, Minnesota

Business Experience:     Professor Mauriel has been a member of the faculty of
                         the Carlson School since 1965. Dr. Mauriel has also served on the faculty of the Harvard Business School, the North European Management Institute, and the
                         Warsaw Executive MBA Program and was the founder of the Carlson School's Executive Development Center, which he directed from 1972 to 1984. He was also
                         Director of The Bush Educator Program from 1975 to
                         2000.

--------------------------------------------------------------------------------
Knut Kleedehn

Age:                     64

Director Since:          2001

Principal Occupation:    Private investor

Business Experience:     Mr. Kleedehn was with Bayer A.G. from 1960 to 2001.
                         At Bayer, he served in a series of senior management roles as President and Senior Country Representative of Bayer for Japan and Korea, co-chair of Bayer Do
                         Brasil, General Manager of Bayer's Pigments and
                         Ceramics Division, and CEO of three Bayer chemical divisions and several subsidiaries.

Board Meetings and Committees

    The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and four standing committees: Audit, Compensation, Corporate Governance and Responsibility, and Finance. The Board has adopted a written charter for each committee. When necessary, the Board also establishes ad hoc committees to address specific issues.

    The Board held seven scheduled meetings during the 2001 fiscal year. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

Audit Committee

Members:                 John J. Mauriel, Jr.
                         (Chair)
                         Freeman A. Ford            Gail D. Fosler
                         Knut Kleedehn              J. Michael Losh
                         R. William Van Sant

Number of Meetings in      Six
2001:

Functions:               Recommends independent public auditors to audit the
                         Company's consolidated financial statements.

                         Reviews scope of audit and reviews the independence and performance of independent public auditors.

                         Reviews annual audited consolidated financial statements, accounting principles and practices, and the adequacy of internal controls.

                         Reviews risk management policies and procedures, and monitors compliance with policies, procedures and codes of conduct.

    All of the Audit Committee members meet the independence and experience requirements of the National Association of Securities Dealers, Inc. for companies listed on the Nasdaq Stock Market. The report of the Audit Committee for fiscal year 2001 is included in this Proxy Statement. A copy of the Audit Committee's charter was included in the proxy statement for last year's meeting.

Compensation Committee

Members:                 Lee R. Mitau (Chair)
                         Norbert R. Berg            Edward L. Bronstein, Jr.
                         Gail D. Fosler             Knut Kleedehn

Number of Meetings in      Six
2001:

Functions:               Establishes overall compensation programs and
                         practices for executives and directors.

                         Reviews and approves compensation, including salary, incentive programs, stock-based awards, perquisites and supplemental benefits for executives and directors.

                         Monitors the competitiveness, fairness and equity of retirement plans.

                         Authority to administer stock-based compensation plans and individual awards.

    All of the Compensation Committee members are non-employee directors.

Corporate Governance and Responsibility Committee

Members:                 Norbert R. Berg (Chair)
                         Edward L. Bronstein, Jr.   Reatha Clark King
                         Lee R. Mitau               Albert P.L. Stroucken

Number of Meetings in      Five
2001:

Functions:               Reviews matters of corporate governance and policies
                         and practices relating to significant issues of corporate, social and public concern.

                         Reviews organizational structure and succession planning.

                         Evaluates the performance of the Chairman of the Board, President and Chief Executive Officer, and directors.

                         Makes recommendations to the Board regarding any shareholder proposals.

                         Recommends and evaluates new director nominees.

    This committee also considers shareholder recommendations for potential director nominees. Suggestions may be sent to the Corporate Governance and Responsibility Committee in care of the Corporate Secretary of H.B. Fuller.

Finance Committee

Members:                 Freeman A. Ford (Chair)
                         Reatha Clark King          J. Michael Losh
                         John J. Mauriel, Jr.       Albert P.L. Stroucken
                         R. William Van Sant

Number of Meetings in      Seven
2001:

Functions:               Reviews and makes recommendations to the Board
                         regarding H.B. Fuller's financial performance, plans and organization, including:

                         . long-range financial strategic plan and asset allocations,

                         .   financial aspects of acquisitions and
                             divestitures,

                         .   major financing programs,

                         .   dividend policy,

                         .   capital and operating budgets and policy,

                         .   the purchase and sale of H.B. Fuller's
                             securities,

                         .   third-party guarantees,

                         .   the level of overall borrowing authority,

                         .   information systems, and

                         . funding level and performance of retirement plans.

Compensation of Directors

    Fees. The following fees are paid to all directors who are not employees of the Company:

   Annual Board retainer............................................... $30,000
   Daily attendance fee for each Board meeting......................... $ 1,000
   Attendance fee for each Committee meeting........................... $ 1,000

    Mr. Stroucken, as the Company's President and Chief Executive Officer, does not receive separate compensation for serving as Chairman of the Board of Directors or for attendance at any meeting.

    Directors' Deferred Compensation Plan. Under this plan, directors may elect to defer all or a percentage of their retainer, attendance fees or meeting fees. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as selected by the director prior to deferring any retainer or fees. Directors who select H.B. Fuller Common Stock as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer amounts to the H.B. Fuller Common Stock account, H.B. Fuller makes a 10% matching contribution of additional phantom stock units. The phantom stock units credited to the directors' accounts do not have voting rights.

    Any amounts deferred under this plan are paid in shares of Common Stock or cash at the earliest to occur of:

  . the last date on which the director serves as a director (that is, the date of resignation or removal from the Board or the end of the director's elected term) or on the first, second, third, fourth or fifth anniversary of such date, as may be selected by the director in advance;

  .   disability;

  .   death; or

  .   the date of a change in control of the Company.

    Directors' Retirement Plan. In fiscal year 1997, the Compensation Committee terminated the Directors' Retirement Plan for any director elected to the Board after October 16, 1997 and replaced it with the 1998 Directors' Stock Incentive Plan. The retirement plan remains in effect for all eligible non-employee directors as of October 16, 1997. This plan provides for payment of a retirement benefit to each director with a minimum of ten years service. Payments begin on the later of the director's retirement from the Board or the director's 60th birthday. The retirement benefit is paid each year for the lesser of 15 years or the number of years the director served on the Board. The amount of the annual retirement benefit equals the amount of the director's last annual retainer. This retirement plan is unfunded, but H.B. Fuller has placed funds in a trust to provide benefits under this plan. These funds are, however, subject to the claims of H.B. Fuller's creditors.

    Directors Berg, Bronstien, Ford, Fosler, King and Mauriel are eligible to receive retirement benefits under this plan.

    Directors' Stock Incentive Plan. The Board believes that awards of stock-based compensation provide an effective means of linking director and shareholder interests. Under this plan, the Company may issue restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based instruments. In fiscal year 2001, the Compensation Committee granted to each non-employee director 1,400 shares of restricted stock, which will vest on the earlier of four years from the date of grant or the date on which the director reaches the Board's mandatory retirement age (age 72). In addition, Mr. Van Sant was granted 1,408 shares of restricted stock and Mr. Losh and Mr. Kleedehn were each granted 1,406 shares of restricted stock in connection with their election to the Board during 2001. Restricted stock represents shares of Common Stock held by H.B. Fuller on behalf of the participant. Dividends are paid on the shares of restricted stock and reinvested in additional shares of restricted stock.

    Physical Examinations. Non-employee directors are reimbursed for an annual physical examination. During the 2001 fiscal year, H.B. Fuller paid reimbursements of $16,900 for director physical examinations and related expenses.

    Matching Gifts to Education Program. Under this program, H.B. Fuller matches a non-employee director's contributions (up to $1,000) to eligible educational institutions. During the 2001 fiscal year, H.B. Fuller matched $4,150 of eligible contributions.

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS

Audit Committee Report and Payment of Fees to Auditors

Audit Committee Report

    The Audit Committee of the Board is composed of non-employee directors who meet the independence and experience requirements for listing on the Nasdaq Stock Market. We recommend to the Board of Directors, subject to shareholder ratification, the appointment of H.B. Fuller's independent auditors.

    Management is responsible for H.B. Fuller's internal controls and the financial reporting process. PricewaterhouseCoopers LLP, as the Company's independent auditors for 2001, 2000 and 1999 were responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report. We monitor and oversee these processes.

    Management represented to us that H.B. Fuller's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. We also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), and they discussed with us their independence and provided to us the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We also considered whether non-audit services provided by PricewaterhouseCoopers LLP during the 2001 fiscal year were compatible with their maintaining their independence.

    Based upon our discussions and our review of the representations of management and the report of the independent auditors, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller's Annual Report on Form 10-K for the fiscal year ended December 1, 2001 filed with the SEC.

                          John J. Mauriel, Jr. (Chair)
            Freeman A. Ford                          Gail D. Fosler
             Knut Kleedehn                          J. Michael Losh
                              R. William Van Sant

Audit Fees

    Audit fees billed or expected to be billed to H.B. Fuller by PricewaterhouseCoopers LLP for the audit of H.B. Fuller's consolidated financial statements for the fiscal year ended December 1, 2001 and for reviews of H.B. Fuller's financial statements included in H.B. Fuller's quarterly reports on Form 10-Q for the last fiscal year totaled $944,846.

Financial Information Systems Design and Implementation Fees

    There were no services provided by PricewaterhouseCoopers LLP for the design and implementation of financial information systems during fiscal year 2001.

All Other Fees

    Fees billed or expected to be billed to H.B. Fuller by PricewaterhouseCoopers LLP for all other non-audit services (primarily tax-related services) provided during the last fiscal year totaled $2,105,000.

Proposal

    The Board of Directors has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be H.B. Fuller's auditors for the fiscal year ending November 30, 2002. PricewaterhouseCoopers LLP served as H.B. Fuller's auditors for the fiscal year ended December 1, 2001. If the Board of Directors' appointment of auditors is not ratified by the shareholders, the Board of Directors intends to reconsider that appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

    We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the ratification of the appointment of the auditors.

    The affirmative vote of a majority of the combined voting power of the Common Stock and the Series A Preferred Stock represented and entitled to vote at the meeting is required to approve the proposal.

                  The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

             PROPOSAL 3--REDEMPTION OF THE SERIES A PREFERRED STOCK

    Currently, in addition to Common Stock, there are 45,900 shares of Series A Preferred Stock issued and outstanding. Elmer L. Andersen owns all these shares. As long as a majority of the Series A Preferred Stock is held by Mr. Andersen, his wife or a descendant, each share is entitled to 80 votes at any shareholder meeting. Each share of Series A Preferred Stock is also entitled to cumulative dividends of $.3333 per year, payable quarterly ($15,298.47 per year in total). In the event of the Company's liquidation, each share of Series A Preferred Stock would be eligible to receive, in preference to the Common Stock, $6.6667 per share ($306,001.53 in total) plus unpaid accumulated dividends, if any. Pursuant to the original terms of the Series A Preferred Stock, all of these shares may be redeemed for $6.6667 per share ($306,001.53 in total) when authorized by holders of a majority of the voting power of all the Company's outstanding shares.

    Mr. Andersen owned a controlling interest in and managed the Company at the time of its initial public offering in 1968. The Series A Preferred Stock was originally issued to protect the Company and its shareholders if an unsolicited takeover was attempted that the Board of Directors did not believe was in the best interests of the Company's shareholders. Initially, based upon the special voting rights of the Series A Preferred Stock, these shares represented 63% of the votes that could be cast at any meeting of shareholders. However, this percentage has been reduced by stock issuances (public offerings, stock dividends and splits, acquisitions and benefit plans) over the years. As of the record date for the meeting, the Series A Preferred Stock represented approximately 11% of the total votes eligible to be cast.

    Although the overwhelming percentage of the value of the Company's equity is held by the Common shareholders, the Series A Preferred Stock permits Mr. Andersen (and his descendants) to exercise disproportionate voting power. The reason for retaining this disparity in voting power no longer applies. Changes in Minnesota law since 1968 provide the Board with the ability to address unsolicited takeover proposals that are not in the best interests of our shareholders. In addition, Mr. Andersen and his descendants are no longer active in the management of the Company. Given these changes, the Board believes in fairness to the holders of the Common Stock that the Series A Preferred Stock should be redeemed to eliminate the disparate treatment of the Common Stock created by the special voting rights of the Series A Preferred Stock. The Board therefore recommends that the shareholders approve the redemption of all the outstanding shares of Series A Preferred Stock for $6.6667 per share ($306,001.53 in total).

    We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the redemption of all the outstanding shares of Series A Preferred Stock.

    The affirmative vote of a majority of the combined voting power of the Common Stock and the Series A Preferred Stock outstanding as of the record date is required to approve this proposal.

                  The Board of Directors recommends a vote FOR the redemption of all outstanding shares of Series A Preferred Stock.

                                 OTHER MATTERS

    We do not know of any other business to be presented for consideration at the meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

    In accordance with our charter, and as part of our overall responsibilities, the Compensation Committee of the Board of Directors reviews, modifies and approves the Company's compensation programs and practices, including base salaries, incentive programs, stock-based awards, perquisites, supplemental benefits, and other executive compensation items to appropriately attract, retain, and motivate the Company's executives on a worldwide basis. Our strategy for achieving this objective includes establishing targets for executive base pay, short-term incentives and long-term incentives, including stock-based awards, at or above competitive levels. Generally, compensation is based on an executive's pay grade, which takes into consideration the job's internal value, based on overall complexity and responsibility, and external value based on market pay for similar positions. We review national and regional compensation surveys annually to determine and establish competitive levels of compensation. Certain of these surveys include comparable companies from the specialty chemical peer group referred to in the Total Shareholder Return Graphs. From time to time, we hire experienced outside consultants to analyze and review H.B. Fuller's compensation programs. The purpose of these reviews is to satisfy ourselves that H.B. Fuller's compensation programs meet the stated objectives.

    We believe that ownership of H.B. Fuller Common Stock by executives encourages long-term, strategic decision-making that is in the balanced best interests of H.B. Fuller's constituents. We have, therefore, established guidelines for recommended levels of executive stock ownership. An executive's stock ownership goal ranges in dollar amount from one to five times their annual salary, depending on pay grade.

    The Compensation Committee is composed solely of directors who are not current or former employees of the Company.

    Compensation of the Chief Executive Officer. Mr. Stroucken's total compensation package is designed to be competitive with compensation provided to chief executive officers at chemical manufacturing and allied products companies with total revenues comparable to H.B. Fuller's net revenues. Mr. Stroucken's employment compensation is governed by his employment agreement, described under the heading, "Executive Compensation--Employment Agreements." Since the components of Mr. Stroucken's total compensation package (base salary, short-term incentives, and long-term incentives, including stock-based awards), are the same as those for all other executives, the specifics of his fiscal year 2001 compensation are discussed under each heading.

Compensation for Fiscal Year 2001.

  Base Salary. Generally, base salary is based upon an executive's pay grade. Merit increases in base salary are tied to annual performance reviews and are generally subject to salary ranges based on market surveys of companies with total revenues comparable to H.B. Fuller's net revenues. We review and consider the annual performance of and proposed merit increase for each executive annually. For the most recent fiscal year, the budget guideline for base salary merit increases was 4.0%. Base salary increases due to promotions, as well as merit increases, for executives (other than the CEO) averaged 6.5% for fiscal year 2001. The CEO's salary for 2001 and 2000 was the same.

  Short-Term Incentive Awards. Short-term cash incentive awards for executives are weighted two-thirds on consolidated financial results (total company and business unit) and one-third on achievement of individual objectives. Consistent with our overall philosophy and objectives, aggregate short-term incentive awards are set for each executive so that the expected pay-out at "target" performance levels, together with the executive's base salary, would result in a salary and short-term incentive compensation at least equal to the compensation for similar positions at comparable companies.

  The financial performance components of the short-term incentive award are based on H.B. Fuller's budgeted "Value Creation" (H.B. Fuller's measurement of economic profit) as approved annually by the Board of Directors. For fiscal year 2001, the target financial performance bonus opportunity for H.B. Fuller's executives (other than the CEO) ranged from 23% to 37% of base salary.

  Target individual achievement award opportunities for executives (other than the CEO) ranged from 11% to 19% of base salary. For fiscal year 2001, the executives (other than the CEO) received individual achievement awards ranging from 13% to 24% of base salary. We granted these individual achievement awards based on a subjective evaluation of each executive's performance.

  Mr. Stroucken had the opportunity to earn up to an aggregate of 113% of his base salary under the two components of the short-term incentive. For fiscal year 2001, Mr. Stroucken was eligible to earn an incentive award of 50% of his base salary if H.B. Fuller achieved the "target" Value Creation improvement goal or an incentive award of 75% of his base salary if H.B. Fuller achieved a "superior" Value Creation improvement goal. If H.B. Fuller achieved the "threshold" Value Creation improvement goal, then Mr. Stroucken was eligible to receive an award of 25% of his base salary. Since the Company did not meet the threshold performance level of Value Creation for fiscal year 2001, no payment was made to Mr. Stroucken for the financial component of the short-term incentive award. Mr. Stroucken also was eligible to earn an award of up to 38% of his base salary under the individual achievement component of the short-term incentive plan. For fiscal year 2001, Mr. Stroucken received 35% of his base salary for his individual achievement.

  Long-Term Incentive Awards. Consistent with our overall philosophy and objectives, the aggregate amount of long-term incentive awards is set for each executive so that the expected pay-out would result in compensation at least equal to the market rate of such compensation for similar positions at comparable companies.

  Performance Units. 50% of the targeted level of long-term incentive award is provided pursuant to the Company's Performance Unit Plan. The CEO recommended and we reviewed and approved an assignment of 13,875 performance units in fiscal year 2001 for executives (other than the CEO). These performance units accrue value based on the cumulative achievement of Value Creation over a three-year period covering fiscal years 2001-2003. Annual awards of performance units result in a series of overlapping three-year performance periods.

  At the end of each three-year cycle the value of each performance unit is determined and appropriate awards are made in cash. No cash awards were paid to executives for the three-year performance cycle covering fiscal years 1999-2001 since the target level for Value Creation over this performance period was not achieved.

  During fiscal 2001, Mr. Stroucken as CEO received an assignment of 6,000 performance units, which will accrue value based on the cumulative achievement of Value Creation over the three-year period covering fiscal years 2001-2003. Mr. Stroucken did not receive a cash payment for the three year cycle starting in fiscal year 1999 and ending in fiscal year 2001 since, as discussed above, H.B. Fuller did not achieve the target level for Value Creation over the three year performance period.

  Stock-Based Programs. To foster stock ownership by executives, 50% of each executive's long-term incentive award is provided through the grant of nonqualified stock options. During fiscal year 2001, options exercisable for up to 240,262 shares of Common Stock were granted to all executives (other than the CEO) pursuant to shareholder approved plans with exercise prices not less than the fair market value of the Company's Common Stock on the date of grant. Based on this exercise price, the option does not provide any value to the executive unless the Company's Common Stock price increases after the grants are made. The options vest in four annual installments (25% vesting each year) and have a ten-year term.

  On December 7, 2000, Mr. Stroucken was granted an option to purchase 103,896 shares of H.B. Fuller Common Stock at $18.625 per share, the market price of a share of H.B. Fuller Common Stock on that date.

  In addition to stock options, in order to encourage and facilitate stock ownership by executives, the Board of Directors adopted in 2000 the Executive Stock Purchase Loan Program. The Stock Purchase Program was designed to facilitate immediate and significant stock ownership by executives, especially new management employees. Under the Stock Purchase Program, eligible managers could purchase shares of H.B. Fuller Common Stock in the open market with the proceeds from full recourse, personal loans from a commercial bank. H.B. Fuller guaranteed the loans only in the event of an employee's default. No new loans under the Stock Purchase Program could be made after July 2001.

    Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company, like H.B. Fuller, to its chief executive and other executives. Certain performance-based compensation, including awards under the Company's 2000 Stock Incentive Plan, are intended to be excluded from this limit.

    We consider the deductibility of compensation arrangements in executive compensation decisions, but deductibility is not the sole factor used in determining the appropriate level of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Company could pay compensation that would not be deductible under Section 162(m). We believe that discretionary control over certain aspects of executive compensation is critical to the overall compensation purposes of H.B. Fuller, which is to attract, retain and motivate qualified executives on a worldwide basis. We will continue to review as circumstances change the effects of this limit on the deductibility of amounts paid under H.B. Fuller's compensation programs and will do whatever we consider to be in the best interests of the Company.

    Conclusion. We believe that the policies and programs described in the report maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success and therefore serve the interests of stockholders and the Company.

                              Lee R. Mitau, Chair
            Norbert R. Berg                     Edward L. Bronstien, Jr.
             Gail D. Fosler                          Knut Kleedehn

Summary Compensation Table

    The following table shows, in the format required by the SEC, the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by Mr. Stroucken, as CEO of the Company, and each of the other four most highly compensated executives at the end of fiscal year 2001.

                                                                        Long-Term
                                      Annual Compensation          Compensation Awards
                               ---------------------------------- ---------------------
                                                                  Restricted Securities
                                                   Other Annual     Stock    Underlying    All Other
Name and Principal      Fiscal Salary(1) Bonus(2) Compensation(3) Awards(4)   Options   Compensation(5)
Position                 Year     ($)      ($)          ($)          ($)        (#)           ($)
------------------      ------ --------- -------- --------------- ---------- ---------- ---------------
Albert P.L. Stroucken    2001   648,945  225,000       16,223            0    103,896
 Chairman of the Board,  2000   648,945        0       14,755            0     56,684       143,702(6)
 President and Chief     1999   621,000  497,674            0            0     66,138         4,800
 Executive Officer
Raymond A. Tucker        2001   292,263   70,922        5,358            0     30,304
 Senior Vice President   2000   283,750   42,563            0            0     14,170             0
 and Chief Financial     1999   109,936   49,995      118,750(7)         0     20,000             0
 Officer
Alan R. Longstreet       2001   283,426   83,823          625            0     25,974
 Group President,        2000   275,171   41,276          344            0     14,170        16,307
 General Manager         1999   263,322  155,455       50,017(8)         0     19,842         4,800
 North America
Linda J. Welty           2001   287,555   54,764        1,434            0     25,974
 Group President         2000   269,610   47,182        1,236            0     14,170        21,825
 General Manager         1999   232,917  119,267            0            0     13,228         4,338
 Full Valu/Specialty
Peter M. Koxholt(9)      2001   250,905   35,457      159,614(10)        0     19,480
 Group President,        2000   249,027   22,051            0            0      9,448             0
 General Manager         1999   230,218  130,598            0       42,500     13,228             0
 Global Adhesives

--------
(1) Includes cash compensation deferred at the election of the executive under H.B. Fuller's Thrift Plan and Key Employee Deferred Compensation Plan.

(2) The bonus amounts were paid pursuant to H.B. Fuller's short-term incentive plans described in the Compensation Committee Report on Executive Compensation. Amounts for fiscal year 1999 include payments under the Company's Performance Unit Plan. Includes cash compensation deferred at the election of the executive under the Key Employee Deferred Compensation Plan.

(3) Includes the dollar value of H.B. Fuller's 10% matching contribution relating to Common Stock units credited to the executive's account under the Key Employee Deferred Compensation Plan. The amounts for fiscal year 2001 were as follows:

   Albert P.L. Stroucken............................................... $16,223
   Raymond A. Tucker................................................... $ 5,358
   Linda J. Welty...................................................... $ 1,434

  For Mr. Longstreet, this includes the amount of interest accrued during fiscal year 2001 on his account in the Key Employee Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate.

(4) H.B. Fuller issued restricted stock and restricted stock units under its 1992 Stock Incentive Plan. Each restricted stock unit represents the right to receive one share of H.B. Fuller Common Stock. Dividends are paid on restricted stock and then reinvested in additional shares of restricted stock. Dividend equivalents accrue with respect to restricted stock units at the same rate as dividends are paid on Common Stock, and the dividend equivalents are then credited as additional restricted stock units. Shares of restricted stock are entitled to vote at the meeting. Restricted stock units are not entitled to vote at the meeting.

  Listed below are the total numbers of shares of restricted stock and restricted stock units held by each executive as of December 3, 2001. Amounts shown include accrued dividend shares or dividend equivalents.

                                                            Restricted
                                        Restricted  Market    Stock     Market
                                          Stock     Value     Units     Value
                                        ---------- -------- ---------- --------
   Albert P.L. Stroucken...............   21,437   $640,323
   Alan R. Longstreet..................   10,195   $304,525   9,737    $290,844
   Linda J. Welty......................    2,122   $ 63,384
   Peter M. Koxholt....................                       2,101    $ 62,757

  The executives may also hold Common Stock units through the Key Employee Deferred Compensation Plan.

(5) Amounts include H.B. Fuller's matching contributions for fiscal year 2001 under the terms of H.B. Fuller's Thrift Plan (a 401(k) plan):

   Albert P.L. Stroucken................................................ $4,011
   Raymond A. Tucker.................................................... $3,507
   Alan R. Longstreet................................................... $3.611
   Linda J. Welty....................................................... $5,077

  A participant's account in the Thrift Plan is fully vested upon the occurrence of certain specified circumstances, including a change in control of H.B. Fuller or after three years of credited service. The account balances for each of the executives listed in the Summary Compensation Table are fully vested. Distribution of a participant's vested account balance is made only upon the termination of employment.

  For fiscal year 2001, the amounts also include certain matching contributions under the Key Employee Deferred Compensation Plan as follows:

   Albert P.L. Stroucken............................................... $21,947
   Raymond A. Tucker................................................... $ 8,522
   Alan R. Longstreet.................................................. $ 9,211
   Linda J. Welty...................................................... $ 7,965

  Amounts also include premiums paid for fiscal year 2001, on a tax-protected basis, on term life insurance covering each executive as follows:

   Albert P.L. Stroucken............................................... $39,859
   Raymond A. Tucker................................................... $11,211
   Alan R. Longstreet.................................................. $21,038
   Linda J. Welty...................................................... $ 3,119
   Peter M. Koxholt.................................................... $15,105

  The term life insurance covers the amount of the executive's outstanding loan under the Executive Stock Loan Purchase Program.

(6) This amount includes a $100,000 contribution to Mr. Stroucken's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan.

(7)  This amount includes a $118,750 transition allowance paid to Mr. Tucker.

(8) This amount includes $33,542 paid to Mr. Longstreet under H.B. Fuller's international service assignment policy.

(9) Mr. Koxholt's salary and bonus reflect the average of the foreign exchange rates in effect during the period when the salary and bonus were paid.

(10) This amount includes payments made to Mr. Koxholt under H.B. Fuller's international service assignment policy.

Option Grants in Last Fiscal Year

    H.B. Fuller provides long-term incentive compensation to its executives in the form of stock options. The following table provides information on the stock options granted during fiscal year 2001 to the executives listed in the Summary Compensation Table.

                                                                          Potential
                                                                     Realizable Value at
                                                                       Assumed Annual
                                                                       Rates of Stock
                                                                     Price Appreciation
                                Individual Grants                      for Option Term
                         --------------------------------            -------------------
                         Number of
                         Securities  % of Total
                         Underlying   Options    Exercise
                          Options    Granted to  or Base
                          Granted   Employees in  Price   Expiration   5%(2)    10%(2)
Name                       (#)(1)   Fiscal Year   ($/Sh)     Date       ($)       ($)
----                     ---------- ------------ -------- ---------- --------- ---------
Albert P.L. Stroucken...  103,896       17.3%    $18.625   12/07/10  1,216,951 3,083,992
Raymond A. Tucker.......   30,304        5.0%    $18.625   12/07/10    354,956   899,527
Alan R. Longstreet......   25,974        4.3%    $18.625   12/07/10    304,238   770,998
Linda J. Welty..........   25,974        4.3%    $18.625   12/07/10    304,238   770,998
Peter M. Koxholt........   19,480        3.2%    $18.625   12/07/10    228,172   578,234

--------
(1) The options have an exercise price equal to the market price of H.B. Fuller Common Stock on the date of grant. Beginning one year after the date of grant, 25% of the annual grant can be exercised. An additional 25% of the annual grant vests each year. The options vest earlier upon a change in control of H.B. Fuller. Change in control circumstances are defined as certain changes in H.B. Fuller's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or a liquidation or dissolution of the Company.

(2) The assumed 5% and 10% annual rates of appreciation over the terms of the options are shown in accordance with rules and regulations of the SEC and do not represent H.B. Fuller's estimates of stock price appreciation.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year End Option
Values

    The following table summarizes information with respect to stock option exercises by the executives listed in the Summary Compensation Table during fiscal year 2001 and the value of stock options held by such executives at the end of fiscal year 2001.

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal Year    In-the-Money Options at
                           Shares     Value              End               Fiscal Year End(1)
                          Acquired   Realized ------------------------- -------------------------
Name                     on Exercise   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Albert P.L. Stroucken...       0         0      61,411       165,307     $560,066    $1,728,377
Raymond A. Tucker.......       0         0      17,085        47,389     $ 17,677    $  358,445
Alan R. Longstreet......       0         0      17,006        42,980     $100,716    $  392,794
Linda J. Welty..........       0         0      13,699        39,673     $ 73,036    $  365,114
Peter M. Koxholt........       0         0      11,338        30,818     $ 54,331    $  273,384

--------
(1) The value was determined by subtracting the exercise price per share from $29.87 the closing market price per share of H.B. Fuller Common Stock on December 3, 2001.

Long Term Incentive Plan--Awards in Last Fiscal Year

    The following table shows awards under the H.B. Fuller Performance Unit Plan made during fiscal year 2001 to the executives listed in the Summary Compensation Table.

                                       Performance of
                                        Other Period   Estimated Future Payouts
                                      Until Maturation      Under Non-Stock
                                         or Payout         Price-Based Plan
                            Number of ---------------- -------------------------
Name                        Units(1)    Fiscal Years      Target      Maximum
----                        --------- ---------------- ------------ ------------
Albert P.L. Stroucken......   6,000      2001-2003     $    600,000 $    900,000
Raymond A. Tucker..........   1,750      2001-2003     $    175,000 $    262,500
Alan R. Longstreet.........   1,500      2001-2003     $    150,000 $    225,000
Linda J. Welty.............   1,500      2001-2003     $    150,000 $    225,000
Peter M. Koxholt...........   1,125      2001-2003     $    112,500 $    168,750

--------
(1) The performance units are denominated and payable in dollars. As of the last day of the performance period, the participant's performance units are converted to a dollar value and paid in cash.

Retirement Plans

    H.B. Fuller's Retirement Plan is a defined benefit, tax qualified plan that provides benefits for U.S. employees and is sometimes referred to as a pension plan. Employees do not make contributions to this plan. The plan provides an annual benefit equal to a percentage of the employee's average annual compensation (including annual incentive compensation) during the highest five years of compensation in the final ten years of an employee's service, based on the employee's length of service with H.B. Fuller.

    H.B. Fuller has established a Supplemental Executive Retirement Plan to provide additional benefits to executives who may be affected by limits that are imposed by the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 on the amount of benefits that may be paid from tax qualified pension plans. This supplemental plan provides an annual benefit equal to a percentage of the executive's average annual compensation (including annual incentive compensation) during the highest five years of compensation in the final ten years of an executive's service, based on the executive's length of service with H.B. Fuller. This supplemental amount is offset by retirement income from certain other sources. The supplemental plan is an unfunded plan. However, the Company has placed funds in a trust that is intended to provide plan benefits. The funds are subject to the claims of H.B. Fuller's creditors.

    The following table shows the estimated annual benefits on a straight line annuity basis payable to the executives listed in the Summary Compensation Table who have 15 or more years of credited service upon normal retirement (age 65 or later) under the pension plan and the Supplemental Executive Retirement Plan. The compensation considered in determining the benefits payable under the plans is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table.

                  Final
                Five-Year
                 Average
                  Annual                                               Annual
               Compensation                                           Benefit
               ------------                                           --------
                 $225,000                                             $94,068
                 $300,000                                             $131,568
                 $375,000                                             $169,068
                 $450,000                                             $206,568
                 $525,000                                             $244,068
                 $600,000                                             $281,568
                 $675,000                                             $319,068
                 $750,000                                             $356,568
                 $825,000                                             $394,068
                 $900,000                                             $431,568
                 $975,000                                             $469,068
               $1,050,000                                             $506,568
               $1,125,000                                             $544,068
               $1,200,000                                             $581,568
               $1,275,000                                             $619,068
               $1,350,000                                             $656,568
               $1,425,000                                             $694,068

    Mr. Longstreet had more than 15 years of service as of December 1, 2001. Mr. Stroucken, Mr. Tucker, Ms. Welty, Mr. Longstreet and Mr. Koxholt participate in the pension plan and the Supplemental Executive Retirement Plan. At the time of their hiring, Mr. Stroucken, Mr. Tucker and Mr. Koxholt were each credited with years of service under these plans for the number of years served with their prior employer.

    Mr. Koxholt, as a German employee, also participates in a German pension plan. Benefits under the German plan will be set off against any benefits payable under the pension plan in the United States.

Key Employee Deferred Compensation Plan

    H.B. Fuller's Key Employee Deferred Compensation Plan permits eligible employees to defer annually up to 25% of base salary and up to 100% of any annual incentive payment or payments under H.B. Fuller's Performance Unit Plan. Deferred compensation is payable on the earlier of the participant's termination of employment, reaching age 65, disability, death or the date for payment selected by the participant. Deferred amounts are credited with interest based on the prime rate, or gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock, all as selected by the participant.

    H.B. Fuller also makes matching contributions to a participant's stock account to restore certain matching contributions under the H.B. Fuller Thrift Plan (a 401(k) plan) that are limited by tax regulations. In addition, the Compensation Committee may make discretionary contributions to a participant's Common Stock account under this plan. Participants may not transfer amounts credited to this plan's H.B. Fuller Common Stock account out of that account.

    During fiscal year 2001, Mr. Stroucken, Mr. Tucker, Mr. Longstreet and Ms. Welty participated in this plan. The number of phantom common stock units credited to each as of December 1, 2001 was as follows:

   Albert P.L. Stroucken.......................................... 22,208 units
   Raymond A. Tucker..............................................  2,908 units
   Alan R. Longstreet.............................................    902 units
   Linda J. Welty.................................................  2,887 units

Employment Agreements

    Albert P.L. Stroucken. Mr. Stroucken's employment as President and Chief Executive Officer of the Company is governed by the terms of an employment agreement dated April 16, 1998.

    This agreement addresses Mr. Stroucken's base salary, annual and long term incentive compensation, specified perquisites and participation in the Company's employee benefit plans. The employment agreement terminates on March 31, 2004.

    In the event of Mr. Stroucken's death or disability during the term of this agreement, the Company agrees to pay his spouse or estate for the following three years an annual amount equal to the sum of his average base salary during the two years preceding his death or disability plus his average annual bonus during the preceding two years. The Company will pay a similar amount for three years following his termination of employment if the Company terminates his employment without cause, Mr. Stroucken terminates his employment for "good reason" (as defined in the agreement), or his employment terminates on March 31, 2004. The Company will also provide him and/or his spouse with certain benefits and perquisites during this three-year period. Pursuant to the terms of his agreement, Mr. Stroucken is prohibited from disclosing confidential information and engaging in certain activities competitive with H.B. Fuller for a period following his employment with the Company.

    Mr. Stroucken's employment agreement contains provisions which may trigger a lump sum payment in the event of a change in control of the Company. This payment is triggered if within one year after a change in control, Mr. Stroucken terminates his employment or the Company terminates his employment for any reason (other than cause), or if within three years after a change in control, the Company terminates Mr. Stroucken's employment without cause, or he terminates his employment due to a reduction in his position, responsibilities or compensation from what existed prior to the change of control. The payment is equal to three times the amount of Mr. Stroucken's base salary plus his largest annual bonus in any of the three years before the change in control. In addition, the Company will provide Mr. Stroucken with certain benefits and perquisites for a three-year period following the termination of employment. In the event that these payments are subject to any excise tax, the Company will reimburse Mr. Stroucken for the amount of the excise tax and for any taxes imposed upon such reimbursement.

    Other Executive Officers. The Company has agreements with Mr. Tucker,
Mr. Longstreet and Mr. Koxholt that prohibit disclosure of confidential information. Mr. Longstreet's and Mr. Koxholt's agreements prohibit each of them from competing with the Company for a period of time after termination of employment. In certain circumstance the agreements with Mr. Longstreet and Mr. Koxholt require the Company to pay the executive during any noncompetition period the difference between the executive's current monthly income and his monthly income immediately prior to leaving the Company.

    Mr. Koxholt's employment is governed by the terms of an international service agreement similar to that negotiated with any employee of H.B. Fuller who undertakes an expatriate assignment (Mr. Koxholt is a German citizen and employee). In connection with his international assignment, Mr. Koxholt's agreement with the Company was amended to restrict the Company or Mr. Koxholt from terminating his employment (except for cause) prior to 2004.

Change in Control Arrangements

    H.B. Fuller has a change in control arrangement with each of the executives listed in the Summary Compensation Table (Mr. Stroucken's arrangement is described above). The one-year term of these agreements automatically extends on a daily basis, so that the term continues to be one year, unless H.B. Fuller gives notice that the term will not be extended. Upon the occurrence of a change in control of the Company, the term of the agreement is automatically extended to three years from the date of the change in control. If during this three-year period, H.B. Fuller terminates the executive's employment for any reason other than cause or disability, the executive terminates his or her employment for good reason (as defined in the agreement), or the executive terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum payment from H.B. Fuller. The payment is equal to three times the amount of the executive's annual base salary plus the executive's largest annual bonus in any of the three years before the change in control. In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment and certain perquisites. H.B. Fuller will adjust the payments and benefits in the event that they are subject to an excise tax imposed by the Internal Revenue Code and do not exceed 330% of the executive's base amount. Under these circumstances, the payments and benefit will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive's base amount, the Company has agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement.

    H.B. Fuller has other compensatory arrangements with its executives which will result from a change in control. H.B. Fuller's Supplemental Executive Retirement Plan provides that if within three years after a change in control, H.B. Fuller terminates a participant's employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), or if the participant terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, then five years shall be added to both the participant's age and years of credited service for purposes of determining benefits under this plan. If a participant's employment terminates as described above and the participant is not entitled to a benefit under the supplemental retirement plan, then the participant will be paid an annual benefit equal to 25% of his or her final average compensation, regardless of age or years of credited service.

    In addition, in the event of a change in control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under H.B. Fuller's stock incentive plans immediately vest in full.

Executive Stock Purchase Loan Program

    In July 2000, the Board of Directors adopted the Executive Stock Purchase Loan Program. Under the program, H.B. Fuller arranged for U.S. Bank to provide full-recourse, personal loans to eligible management employees to purchase shares of H.B. Fuller Common Stock in the open market. Each eligible employee was allowed to obtain a loan equal to the dollar amount of the participant's stock ownership goal plus capitalization of interest for the term of the loan. An executive's stock ownership goal ranges in dollar amount from one to five times his or her annual salary, depending on the executive's position with H.B. Fuller. The loans bear interest at the Applicable Federal Rate and mature in five years, with principal and interest due at that time. The loans are guaranteed by H.B. Fuller only in the event of the participant's default. The Company pays the premiums on a term life insurance policy for each participant in an amount necessary to repay the outstanding loan in the event of the participant's death. H.B. Fuller also pays the administrative fees and expenses of the program. During fiscal year 2001, 24 management employees participated in the program. Borrowing totaled $11,081,243. As of December 1, 2001, executives listed in the Summary Compensation Table participated in the Executive Stock Purchase Loan Program as follows:

                                                   Loan Amount Shares Purchased
                                                   ----------- ----------------
   Albert P.L. Stroucken.......................... $3,360,499      212,926
   Raymond A. Tucker.............................. $  893,757       55,860
   Alan R. Longstreet............................. $  828,907       52,460
   Linda J. Welty................................. $  812,011       52,000
   Peter M. Koxholt............................... $  516,661       32,738

                        TOTAL SHAREHOLDER RETURN GRAPHS

    Shown below are two shareholder return graphs required by SEC rules. The first graph compares the yearly cumulative total shareholder return on H.B. Fuller Common Stock with the cumulative total return of Standard & Poor's 500 Composite Stock Index and Standard & Poor's Specialty Chemicals Index. The second graph compares the yearly cumulative total shareholder return on H.B. Fuller Common Stock with the cumulative total return of Standard & Poor's Midcap 400 Index, which includes H.B. Fuller. Both graphs assume an initial investment of $100 and reinvestment of all dividends.

                            CUMULATIVE TOTAL RETURN
           Based on reinvestment of $100 beginning November 30, 1996


                    Base                 INDEXED RETURNS
                    Period                 Years Ending
Company/Index       Nov96    Nov97    Nov98    Nov99    Nov00    Nov01
-----------------------------------------------------------------------
FULLER (H.B.) CO     100     105.19    94.80   120.49    78.40   137.34
S&P 500 INDEX        100     128.51   158.92   192.13   184.03   161.38
CHEMICALS
  (SPECIALTY)-500    100     111.30   103.12   101.01    96.64    92.05

                            CUMULATIVE TOTAL RETURN
           Based on reinvestment of $100 beginning November 30, 1996



                    Base                 INDEXED RETURNS
                    Period                 Years Ending
Company/Index       Nov96    Nov97    Nov98    Nov99    Nov00    Nov01
-----------------------------------------------------------------------
FULLER (H.B.) CO     100     105.19    94.80   120.49    76.99   134.87
S&P MIDCAP 400
  INDEX              100     127.45   140.71   170.76   197.48   196.64

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    In order for a shareholder proposal to be considered for inclusion in H.B. Fuller's proxy statement for the 2003 Annual Meeting, the written proposal must be received at the principal executive offices of H.B. Fuller by the close of business on November 8, 2002. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

    H.B. Fuller's Bylaws provide that a shareholder may present a proposal at the 2003 Annual Meeting that is not included in the proxy statement if proper written notice is received by H.B. Fuller's Chief Executive Officer or Chief Financial Officer at the principal executive offices of H.B. Fuller by the close of business on November 8, 2002. The proposal must contain the specific information required by H.B. Fuller's Bylaws. You may obtain a copy of the Bylaws by writing to the Corporate Secretary of H.B. Fuller.


                                          /s/ Richard C. Baker
                                          Richard C. Baker
                                          Vice President, General Counsel and
                                          Corporate Secretary

Dated: March 8, 2002

[SCIENCE MUSEUM MAP]

                                     [H.B. Fuller Company Logo]

                                      Annual Meeting of Shareholders

                                        Thursday, April 18, 2002
                                                2:00 p.m.

                                       Science Museum of Minnesota
                                        120 West Kellogg Boulevard
                                          Saint Paul, Minnesota


                                            IMPORTANT NOTICE
                                            ----------------
                                       If you would like to access
                                    the proxy materials electronically
                                      next year, you may do so by
                                      giving your consent at the
                                          following website:
                                        www.econsent.com/full/

--------------------------------------------------------------------------------

        H.B. Fuller Company
[LOGO]  P.O. Box 64683
        St. Paul, MN 55164-0683                                         PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned, revoking all prior proxies, appoints Albert P.L. Stroucken, Raymond A. Tucker, and Richard C. Baker, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion, upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota on Thursday, April 18, 2002, at 2:00 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

                      See reverse for voting instructions.

                                                         -----------------------
                                                         COMPANY #
                                                         CONTROL #
                                                         -----------------------
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o Follow the simple instructions the voice provides you. Deadline for voting by phone is 11:00 a.m., Central Time, on Wednesday, April 17, 2002.

VOTE BY INTERNET -- www.eproxy.com/full/ -- QUICK --- EASY --- IMMEDIATE

o    Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
o Follow the simple instructions. Deadline for voting by Internet is 12:00 p.m., Central Time, on Wednesday, April 17, 2002.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to H.B. Fuller Company c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                           \|/ Please detach here \|/

         The Board of Directors recommends a vote FOR Items 1, 2 and 3

1. Election of directors: 01 J. Michael Losh      03 R. William Van Sant
                          02 Lee R. Mitau

   [_] Vote FOR                        [_] Vote WITHHELD
       all nominees                        from all nominees
       (except as specified below)


(Instructions: To withhold authority to      +--------------------------------+
vote for any indicated nominee, write the    |                                |
number(s) of the nominee(s) in the box       |                                |
provided to the right.)                      +--------------------------------+

2.   To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
     independent auditors for the fiscal year ending November 30, 2002.             [_]    For   [_]    Against   [_]    Abstain

3.   To approve the redemption of all the outstanding shares of Series A
     Preferred Stock.                                                               [_]    For   [_]    Against   [_]    Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box  [_]
Indicate changes below:
                                       Date ____________________________________

                                       +---------------------------------------+
                                       |                                       |
                                       |                                       |
                                       +---------------------------------------+
                                       Signature(s) in Box
                                       Please sign exactly as your name(s)
                                       appear on this Proxy. If held in joint
                                       tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.